Nuveen New York Quality Municipal Income Fund N-2

Exhibit 99.(k)(7)

RULE 12d1-4

EXCHANGE TRADED FUND OF CLOSED-END FUNDS INVESTMENT AGREEMENT

This Agreement, dated as of August 31, 2023, between First Trust CEF Income Opportunity ETF (the “Acquiring Fund”) and each closed-end investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”) advised by Nuveen Fund Advisors, LLC (the “Adviser”), that is listed on Appendix A hereto (as may be amended from time to time), severally and not jointly (each an “Acquired Fund”).

WHEREAS, the Acquiring Fund is a series of First Trust Exchange-Traded Fund VIII (the "Trust") that is registered with the U.S. Securities and Exchange Commission (“SEC”) as an open-end management investment company under the 1940 Act and the Acquiring Fund operates as an exchange-traded fund;

WHEREAS, each Acquired Fund is registered with the SEC as a closed-end management investment company and the parties hereto intend that this Agreement be applicable to all registered closed-end funds advised by the Adviser that are listed on Appendix A, as may be amended from time to time;

WHEREAS, Section 12(d)(1)(A) of the 1940 Act limits the extent to which a registered investment company may invest in shares of other registered investment companies, including, in pertinent part, Section 12(d)(1)(A)(i) which prohibits a registered investment company (and any company or companies controlled by it) to purchase or otherwise acquire any security issued by any other investment company if the acquiring company (and any company or companies controlled by it) immediately after such purchase or acquisition own in the aggregate more than 3% of the total outstanding voting stock of the acquired company (the “3% Limit”). Section 12(d)(1)(C) of the 1940 Act further limits the extent to which an investment company may invest in the shares of a registered closed-end investment company;

WHEREAS, Rule 12d1-4 under the 1940 Act, as interpreted or modified by the SEC or its staff from time to time (the “Rule”) permits registered investment companies, such as the Acquiring Fund, to invest in shares of other registered investment companies, such as the Acquired Fund, in excess of the limits of Section 12(d)(1) of the 1940 Act subject to compliance with the conditions of the Rule; and

WHEREAS, the Acquiring Fund may, from time to time, invest in shares of one or more Acquired Funds in excess of certain limitations of Section 12(d)(1) in reliance on the Rule;

NOW THEREFORE, in consideration of the premises and the mutual covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Terms of Investment.

(a)  In accordance with the Rule, the Acquiring Fund and the Acquired Funds agree that the Acquiring Fund may invest in the Acquired Funds in reliance on the Rule and as provided herein.

(b)  In order to help reasonably address the risk of undue influence on an Acquired Fund by an Acquiring Fund, each Acquired Fund and the Acquiring Fund agree as follows:

(i)     the Acquiring Fund and its advisory group as such term is defined in the Rule, will not control (individually or in the aggregate) an Acquired Fund;

(ii)      the Acquiring Fund shall not purchase or otherwise acquire securities issued by an Acquired Fund in excess of the limits in Section 12(d)(1)(A)(i) of the 1940 Act (i.e., the 3% Limit);

(iii)    the Acquiring Fund shall not make any purchase or acquisition of shares in an Acquired Fund that results in the Acquiring Fund and its Advisory Group (as defined in the Rule), individually or in the aggregate, holding more than 10% of an Acquired Fund’s total outstanding voting securities; if such 10% ownership limit is exceeded in any Acquired Fund, the Acquiring Fund will notify the applicable Acquired Fund immediately and will not purchase any additional securities of the Acquired Fund; and

(iv)   (A) except as provided in (B) below, or otherwise required by the Acquiring Fund's organizational documents or applicable law or rules thereunder, the Acquiring Fund will vote its securities held of an Acquired Fund in the same proportion as the vote of all other holders of such securities (“Echo Voting”).

(B) an Acquiring Fund will consider voting on a non-routine matter in its own discretion (rather than Echo Voting) if requested by the Acquired Fund. If an Acquired Fund requests that an Acquiring Fund consider voting in its own discretion on a non-routine matter that is a pending shareholder vote, the Acquired Fund must provide notice of the non-routine shareholder vote to the parties listed in Section 5 of this Agreement not later than thirty (30) days prior to the vote. Upon a timely request, the Acquiring Fund will consider the non-routine matter and vote in accordance with the best interest of its unitholders or shareholders. Notwithstanding the foregoing, the provision of a proxy statement containing a non-routine matter and a specific written request to consider voting in its own discretion to the Acquiring Fund pursuant to Section 5 of this Agreement shall constitute notice under this section.

(c) In order to assist the Acquiring Fund’s investment advisor with evaluating the complexity of the structure and the fees and expenses associated with an investment in an Acquired Fund, each Acquired Fund shall provide the Acquiring Fund with information on the fees and expenses of the Acquired Fund reasonably requested by the Acquiring Fund with reference to the Rule. In accordance with the foregoing and in recognition of each Acquired Fund’s obligations regarding disclosure of material nonpublic information under applicable laws, rules and regulations, including without limitation Regulation FD, the Acquiring Fund and Acquired Fund agree that the information on fees and expenses of each Acquired Fund shall be provided through delivery or access to publicly available documents.

(d) Securities of the Acquired Fund acquired by the Acquiring Fund, shall be acquired and held in the ordinary course of its business and will not be acquired or held for the purpose of, or with the effect of, changing or influencing the management or policies of the Acquired Fund.

2.	Representations of the Acquiring Fund.

(a)  In connection with any investment by the Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(1)(A), the Acquiring Fund agrees to: (i) comply with all conditions of the Rule, applicable to the Acquiring Fund; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquired Fund if the Acquiring Fund fails to comply with the Rule with respect to its investment in such Acquired Fund, as interpreted or modified by the SEC or its staff from time to time, or this Agreement.

(b) The Acquiring Fund acknowledges that:

(i)     it may not rely on this Agreement to invest in Acquired Funds designated as “Ineligible Funds” on the list of Ineligible Funds attached as Appendix B hereto (the “Ineligible Funds List”);

(ii) the Ineligible Funds List may be updated from time to time, and such updated Ineligible Funds List shall be effective as of the close of business on the date of its distribution to the Acquiring Fund via electronic mail at the address provided by the Acquiring Fund pursuant to Section 5 of this Agreement, subject to the notice provision in Section 2(b)(iii) of this Agreement as applicable, and it is the Acquiring Fund’s obligation to review the most recently distributed Ineligible Funds List prior to making investments under this Agreement.

(iii) If an Acquired Fund will be moved to the Ineligible Funds List, the Acquired Fund will provide 90 days advance notice of this change to the Acquiring Fund pursuant to Section 5 of this Agreement, unless otherwise agreed upon by each party. Following the 90-day notice period, the Acquired Fund will distribute an updated Ineligible Funds List pursuant to Section 5 of this Agreement and the Acquiring Fund may not rely on this Agreement to invest in such Ineligible Fund as of the close of business on the date of the distribution of the Ineligible Funds List.

(c)       The Acquiring Fund agrees that, upon any termination of its advisory agreement (including as a result of an “assignment” as defined in Section 2(a)(4) of the 1940 Act), it shall promptly notify each Acquired Fund and shall refrain from acquiring any additional securities of any Acquired Fund in excess of the limitations set forth in Sections 12(d(1)(A) or 12(d)(1)(C) of the 1940 Act.

(d)    Upon request, the Acquiring Fund shall provide the Acquired Funds with a list of affiliates.

3.	Representations of the Acquired Funds.

(a)  In connection with any investment by the Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(1)(A), the Acquired Fund agrees to: (i) comply with all conditions of the Rule, applicable to Acquired Funds; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquiring Fund if such Acquired Fund fails to comply with the Rule with respect to an investment by the Acquiring Fund, as interpreted or modified by the SEC or its staff from time to time, or this Agreement.

(b)   Each Acquired Fund acknowledges that it will provide 90 days advance notice to the Acquiring Fund pursuant to Section 5 of this Agreement when an Acquired Fund may be added to the Ineligible Funds List, unless otherwise agreed upon by each party. Following the 90 day notice period, the Acquired Fund will distribute an updated Ineligible Funds List pursuant to Section 5 of this Agreement.

4.	Indemnification

(a)       The Acquiring Fund agrees to hold harmless and indemnify each corresponding Acquired Fund, including any of its principals, directors or trustees, officers, employees and agents, against and from any and all losses, expenses or liabilities incurred by, or claims or actions (“Claims”) asserted against, the Acquired Fund, including any of its principals, directors or trustees, officers, employees and agents, to the extent such Claims result from a violation or alleged violation by such Acquiring Fund of any provision of this Agreement, such indemnification to include any reasonable counsel fees and expenses incurred in connection with investigating and/or defending such Claims; provided that no Acquiring Fund shall be liable for indemnifying any Acquired Fund for any Claims resulting from violations that occur directly as a result of incomplete or inaccurate information provided by the Acquired Fund to such Acquiring Fund pursuant to terms and conditions of this Agreement.

(b)        Each Acquired Fund agrees to hold harmless and indemnify each corresponding Acquiring Fund, including any of its principals, directors or trustees, officers, employees and agents, against and from any and all losses, expenses or liabilities incurred by, or Claims asserted against, the Acquiring Fund, including any of its principals, directors or trustees, officers, employees and agents, to the extent such Claims result from a violation or alleged violation by such Acquired Fund of any provision of this Agreement, such indemnification to include any reasonable counsel fees and expenses incurred in connection with investigating and/or defending such Claims; provided that no Acquired Fund shall be liable for indemnifying any Acquiring Fund for any Claims resulting from violations that occur directly as a result of incomplete or inaccurate information provided by the Acquiring Fund to such Acquired Fund pursuant to terms and conditions of this Agreement.

(c)    Any liability pursuant to the forgoing provisions shall be several and not joint. In any action involving the parties under this Agreement, the parties agree to look solely to the individual Acquiring Fund or Acquired Funds that are involved in the matter in controversy and not to other Funds or series.

5.	Notices

All notices, including all information that either party is required to provide under the terms of this Agreement and the Rule, shall be in writing and shall be delivered by registered or overnight mail or electronic mail to the address for each party specified below or to such other person or address as such party may designate for receipt of such notice.

If to the Acquiring Fund:	If to an Acquired Fund:
Kristi Maher First Trust Advisors L.P. 120 E. Liberty Drive, Suite 400 Wheaton, IL 60187 Email: foflegal@ftportfolios.com	Email: Nuveen12d1-4@nuveen.com

With a copy to: W. Scott Jardine, Esq. Attn: Legal Department First Trust Advisors L.P. 120 E. Liberty Drive, Suite 400 Wheaton, IL 60187 Email: foflegal@ftportfolios.com	With a copy to: John M. McCann Email: john.mccann@nuveen.com

6.	Term and Termination.

(a)      This Agreement shall be effective for the duration of the Acquired Funds’ and the Acquiring Fund's reliance on the Rule, as interpreted or modified by the SEC or its staff from time to time. While the terms of the Agreement shall only be applicable to investments in Acquired Funds made in reliance on the Rule, the Agreement shall continue in effect until terminated pursuant to this Section 6.

(b)    This Agreement shall continue until terminated in writing by either party upon 60 days’ notice to the other party. Upon termination of this Agreement or at any time an Acquired Fund is designated as an Ineligible Fund, the Acquiring Fund may not purchase additional shares of the Acquired Fund beyond the Section 12(d)(1)(A) limits in reliance on the Rule. For purposes of clarity, upon termination of the Agreement with respect to an Acquired Fund or at any time an Acquired Fund is designated as an Ineligible Fund, the Acquiring Fund will not be required to reduce its holdings of the respective Acquired Fund. Termination of this Agreement with respect to a particular Acquired Fund shall not terminate the Agreement as to other Acquired Funds that are parties hereto.

7. Survival Provision

If this Agreement is terminated pursuant to Section 6(b) hereof with respect to the Acquiring Fund and corresponding Acquired Fund, the provisions set forth in Section 1(b)(iv) of the Acquiring Fund shall survive and be a continuing obligation of such Acquiring Fund so long as the Acquiring Fund holds the voting securities of the applicable Acquired Fund.

8. Assignment; Amendment; Miscellaneous

(a)    This Agreement may not be assigned by either party without the prior written consent of the other.

(b)   This Agreement may be amended only by a writing that is signed by each affected party; provided, however, that (i) Appendix A to this Agreement may be amended by the Adviser to add additional Acquired Funds by providing notice to the Acquiring Fund in accordance with Section 5 and (ii) Appendix A to this Agreement may be amended by the Adviser to add ore remove Acquired Funds to or from the Ineligible Funds List by providing notice to the Acquiring Fund in accordance with Section 5 and subject to notice in Section 3(b) as applicable.

(c)    In any action involving the Acquiring Fund under this Agreement, each Acquired Fund agrees to look solely to the individual Acquiring Fund that is involved in the matter in controversy and not to any other series of the Trust.

(d)    In any action involving the Acquired Funds under this Agreement, the Acquiring Fund agrees to look solely to the individual Acquired Fund that is involved in the matter in controversy and not to any other Acquired Fund hereunder.

(e)    The Acquiring Fund and Acquired Funds may file a copy of this Agreement with the SEC or any other regulatory body if required by applicable law.

(f)    The Trust is a Massachusetts business trust, a copy of the Declaration of Trust of such Trust is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that no trustee, officer, employee, agent, employee or shareholder of the Trust or the Acquiring Fund shall have any personal liability under this Agreement and that this Agreement is binding only upon the assets and property of the Acquiring Fund. Similarly, for any Acquired Fund that is a Massachusetts business trust, a copy of the Declaration of Trust of such Acquired Fund is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that no trustee, officer, employee, agent, employee or shareholder of the respective Acquired Fund shall have any personal liability under this Agreement and that this Agreement is binding only upon the assets and property of the applicable Acquired Fund.

(g)    This Agreement shall be construed on behalf of an Acquired Fund in accordance with the laws of the State of organization of such Acquired Fund.

(h)   This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. An electronic copy of a signature received in Portable Document Format (PDF) or a copy of a signature received via a fax machine shall be deemed to be of the same force and effect as an original signature on an original executed document.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Closed-end Funds Listed on Appendix A

Signature:	/s/ John M. McCann

Name:	John M. McCann

Title:	Managing Director, Associate General Counse

First Trust CEF Income Opportunity ETF,
a series of First Trust Exchange-Traded Fund VIII

Signature:	/s/ James M. Dykas

Name:	James M. Dykas

Title::	Chief Financial Officer

Appendix A
Acquired Funds

Effective as of August 16, 2023

Ticker	Fund Name
NVG	Nuveen AMT-Free Municipal Credit Income Fund
NUW	Nuveen AMT-Free Municipal Value Fund
NEA	Nuveen AMT-Free Quality Municipal Income Fund
NAZ	Nuveen Arizona Quality Municipal Income Fund
NKX	Nuveen California AMT-Free Quality Municipal Income Fund
NCA	Nuveen California Municipal Value Fund
NAC	Nuveen California Quality Municipal Income Fund
NXC	Nuveen California Select Tax-Free Income Portfolio
JCE	Nuveen Core Equity Alpha Fund
NPCT	Nuveen Core Plus Impact Fund
JHAA	Nuveen Corporate Income 2023 Target Term Fund
DIAX	Nuveen Dow 30℠ Dynamic Overwrite Fund
NDMO	Nuveen Dynamic Municipal Opportunities Fund
JFR	Nuveen Floating Rate Income Fund
JGH	Nuveen Global High Income Fund
NMT	Nuveen Massachusetts Quality Municipal Income Fund
NMS	Nuveen Minnesota Quality Municipal Income Fund
NOM	Nuveen Missouri Quality Municipal Income Fund
JLS	Nuveen Mortgage and Income Fund
NMAI	Nuveen Multi-Asset Income Fund
JMM	Nuveen Multi-Market Income Fund
NMCO	Nuveen Municipal Credit Opportunities Fund
NMI	Nuveen Municipal Income Fund, Inc.
NUV	Nuveen Municipal Value Fund, Inc.
QQQX	Nuveen Nasdaq 100 Dynamic Overwrite Fund
NXJ	Nuveen New Jersey Quality Municipal Income Fund
NRK	Nuveen New York AMT-Free Quality Municipal Income Fund
NNY	Nuveen New York Municipal Value Fund
NAN	Nuveen New York Quality Municipal Income Fund
NXN	Nuveen New York Select Tax-Free Income Portfolio
JPC	Nuveen Preferred & Income Opportunities Fund
JPS	Nuveen Preferred & Income Securities Fund
JPT	Nuveen Preferred and Income Fund
JPI	Nuveen Preferred and Income Term Fund
NAD	Nuveen Quality Municipal Income Fund
JRI	Nuveen Real Asset Income and Growth Fund
JRS	Nuveen Real Estate Income Fund
BXMX	Nuveen S&P 500 Buy-Write Income Fund
SPXX	Nuveen S&P 500 Dynamic Overwrite Fund
NIM	Nuveen Select Maturities Municipal Fund
NXP	Nuveen Select Tax-Free Income Portfolio
NPFD	Nuveen Variable Rate Preferred & Income Fund
NPV	Nuveen Virginia Quality Municipal Income Fund

Appendix B

Ineligible Funds List

Effective as of August 16, 2023

Ticker	Fund Name
NBB	Nuveen Credit Strategies Income Fund
NZF	Nuveen Municipal Credit Income Fund
NMZ	Nuveen Municipal High Income Opportunity Fund
NQP	Nuveen Pennsylvania Quality Municipal Income Fund
JQC	Nuveen Credit Strategies Income Fund
HYIF	Nuveen Enhanced High Yield Municipal Bond Fund